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                                   EXHIBIT 22
                          FLEET FINANCIAL GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT
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                                                             JURISDICTION OF
SUBSIDIARY                                                    INCORPORATION
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Banking Subsidiaries:
Fleet Banking Group, Inc.                                    Rhode Island
     Fleet Bank, National Association                        United States
     Fleet Bank of Massachusetts, National Association       United States
Fleet National Bank                                          United States
Fleet Bank                                                   New York
Merrill/Norstar Bankshare Association                        Maine
     Fleet Bank of Maine                                     Maine
Indian Head Banks, Inc.                                      New Hampshire
     Fleet Bank-NH                                           New Hampshire
Non-Banking Subsidiaries:
Fleet Mortgage Group, Inc.                                   Rhode Island
     Fleet Mortgage Corp.                                    Rhode Island
     Fleet Real Estate Funding Corp.                         South Carolina
     Fleet Mortgage Securities, Inc.                         Rhode Island
     Fleet Mortgage Asset Management Corp.                   Rhode Island
Fleet Financial Corporation                                  Rhode Island
     Fleet Finance, Inc.                                     Rhode Island
     Fleet Finance, Inc.                                     Delaware
Fleet Credit Corporation                                     Rhode Island
Fleet Securities, Inc.                                       New York
Fleet Brokerage Securities, Inc.                             Delaware
AFSA Data Corporation                                        California
Fleet Private Equity Co., Inc.                               Rhode Island
Fleet Investment Services, Inc.                              Rhode Island
Fleet Services Corporation                                   New York
Fleet Investment Advisors, Inc.                              New York
Fleet Trust Company                                          New York
     Fleet Trust Company of Florida, N.A.                    United States
Recoll Management Corporation                                Rhode Island
Fleet Management and Recovery Corp.                          Rhode Island
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